Exhibit 16.1

THAYER O'NEAL COMPANY, LLC
SUGAR LAND, TEXAS

July 14,, 2016

Securities and Exchange Commission
100 F Street, N.W.
Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of the Joey New York, Inc. (the "Company") Form 8-K dated July 14, 2016, and are in agreement with the statements relating only to Thayer O'Neal Company, LLC contained therein. We have no basis to agree or disagree with other statements of the Company contained therein

Very truly yours,

/s/ Thayer O'Neal Company, LLC

Thayer O'Neal Company, LLC

Sugar Land, Texas